UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by party other than the registrant [_]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sec. 240.14a -12

SHOSHONE SILVER MINING COMPANY
(Name of Registrant as Specified in Its Charter)

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SHOSHONE SILVER MINING CO.
403 7th Street, Suite 207
Wallace, Idaho 83873
(208) 752-1070

2009 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF MEETING

The Annual Meeting of the Shareholders of Shoshone Silver Mining Co., an Idaho Corporation, will be held at 10:00 a.m., Pacific Standard Time, on Thursday, May 28, 2009 at the Best Western - Coeur d’Alene Inn located at 506 West Appleway, Coeur d’Alene, Idaho, 83814 for the following purposes:

  to consider and vote upon a proposal to amend the Company’s Amended Articles of Incorporation to increase the number of authorized shares;

  to elect four (4) Directors to serve on the Company’s Board of Directors until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

  to ratify the appointment of independent auditors to examine our accounts; and

  to conduct any other business, including shareholder proposals, as may properly come before the meeting or any adjournment or postponement of the meeting.

Shareholders at the close of business on March 30, 2009 (record date) are entitled to vote in person or by Proxy at the Annual Meeting.

Shareholders of record may vote their shares by completing and returning the Proxy Ballot or by voting on line at Shoshone’s website, www.shoshonesilvermining.com, and following the Web Administrator’s instructions. You may revoke a Proxy Ballot at any time prior to its exercise at the Annual Meeting of Shareholders by following the instructions in the accompanying Proxy Statement.

/s/ Lex Smith
Lex Smith
President, Shoshone Silver Mining Co.

Dated: April 2, 2009

SHOSHONE SILVER MINING CO.	403 7th Street, Suite 207	Wallace, Idaho 83873

PROXY STATEMENT FOR 2009 ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Shoshone Silver Mining Co., an Idaho Corporation (the “Company” OR “Shoshone”), for use at the 2009 Annual Meeting of Shareholders to be held at the Best Western – Coeur d’Alene Inn, 506 Appleway, Coeur d’Alene, Idaho, 83814, on May 28, 2009 at 10:00 a.m., Pacific Standard Time, or any postponements or adjournments thereof. The Board of Directors is sending this Proxy Statement to shareholders of record as of March 30, 2009, which is the record date for the Annual Meeting.

DESCRIPTION OF BUSINESS AND DESCRIPTION OF PROPERTY

Incorporated by reference, also please see the enclosed Annual Report. (Y.e. 9/30/08 SEC Form 10K, File No. 00031184, www.SEC.gov.)

INFORMATION ABOUT THE MEETING AND VOTING

When were Proxy materials mailed?
This Proxy Statement and Proxy Ballot were first mailed on or about April 18, 2009 to owners of voting shares of Shoshone in connection with the solicitation of Proxies by our Board of Directors for the 2009 Annual Meeting of Shareholders in Coeur d’Alene, Idaho. Proxies are solicited to give all shareholders of record at the close of business on March 30, 2009 an opportunity to vote on matters that come before the Annual Meeting. This procedure is necessary because shareholders live in all U.S. states and abroad and most will not be able to attend.

What am I voting on?
The Board is soliciting your vote for:

  approval of an amendment to Shoshone’s Amended Articles of Incorporation to increase its authorized capital from eighty million to two hundred million shares;
  election of four Directors;
  ratification of the appointment by the Board of Directors of independent auditors; and
  action upon such other matters, including shareholder proposals, as may properly come before the meeting or any adjournment or postponement of the meeting.

Who is entitled to vote?
Shareholders of record at the close of business on March 30, 2009, the record date, are entitled to vote on matters that come before the meeting. Shares can be voted only if the shareholder is present in person or is represented by Proxy.

How many votes do I have?
Each share of Shoshone common stock that you own as of the record date entitles you to one vote. On February 10, 2009, the Company had 22,063,179 outstanding shares of its common stock, and 12,145,306 shares have also been reserved for transfer to shareholders of Kimberly Gold Mines, Inc. pursuant to the approved Shoshone Silver Mining Co. - Kimberly Gold Mines, Inc. acquisition.

How do I vote?
All shareholders may vote by mail. To vote by mail, please sign, date, and mail your Proxy Ballot in the envelope provided. If you own your shares through a bank or broker, you should follow the separate instructions they provide you. Although most banks and brokers now offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements. If you attend the Annual Meeting in person, you may request a Ballot when you arrive and vote at the meeting. You may also vote on line at Shoshone’s website, www.shoshonesilvermining.com, and follow the Web Administrator’s instructions.

What if I return my Proxy but do not mark it to show how I am voting?
If your Proxy Ballot is signed and returned without specifying your choices, the shares will be voted as recommended by the Board.

What if other items come up at the Annual Meeting and I am not there to vote?
When you return a signed and dated Proxy Ballot, you give the persons specified as proxies the discretionary authority to vote on your behalf on any other matter that is properly brought before the annual meeting.

Can I change my vote?
You can change your vote by revoking your Proxy at any time before it is exercised in one of three ways: (1) notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your Proxy; (2) submit another Proxy with a later date; or (3) vote in person at the Annual Meeting.

What does it mean if I receive more than one Proxy Ballot?
Your shares are likely registered differently or are in more than one account. You should vote each of your accounts. If you mail your Proxy Ballots, please sign, date, and return each Proxy Ballot to guarantee that all of your shares are voted.

What constitutes a quorum?
The presence of the owners of a majority of the shares entitled to vote at the Annual Meeting constitutes a quorum. Presence may be in person or by Proxy. You will be considered part of the quorum if you return a signed and dated Proxy Ballot or if you vote at the Annual

Meeting. Abstentions and shares voted by a broker or bank holding shares for a beneficial owner are counted as present and entitled to vote for determining a quorum.

What vote is required to approve each proposal?
Amendment and Auditors. The proposals pertaining to approval or ratification of (i) the proposed amendment to the Articles of Incorporation to increase the number of authorized common shares to two hundred million, and (ii) the appointment of independent auditors each require the affirmative vote of a majority of the votes cast. Any shares not voted (whether by abstention or otherwise) have no impact on the vote.

Election of Directors. Each of the four Director positions is voted on separately. The persons who receive the most votes for each of the four Director positions will be elected. Any shares not voted (whether by abstention or otherwise) have no impact on the vote.

What are the Board’s Recommendations?
The Board recommends a vote FOR:

*	Approval of the Amendment to the Amended Articles of Incorporation increasing the authorized common shares to two hundred million;
*	Ratifying the appointment of independent auditors; and
*	Election as Directors of each of the persons nominated by the Board.

How were the nominees for Directors selected?
Each of the four nominees currently serves as a Director and was approved for inclusion on the slate of Directors by the entire Board.

How do I access Proxy materials on the Internet?
Shareholders can access the Notice of Annual Meeting, Proxy Statement, and Proxy Ballot on the Internet at our website at www.shoshonesilvermining.com. Once you have entered the Company’s Home Page, please follow the Web Administrator’s directions to cast your Proxy Ballot.

Where can I find more information on Shoshone?
Our corporate website is www.shoshonesilvermining.com. Shoshone makes available on this website, free of charge, access to its Annual Reports on Form 10-K, and Quarterly Reports on Form 10-Q, and amendments to those materials filed or furnished pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 as soon as reasonably practicable after the Company electronically submits such material to the Securities Exchange Commission. The Proxy Statement is available at www.shoshonesilvermining.com. The Commission makes available on its website, free of charge, reports, Proxy and Information Statements, and other information regarding issuers, such as us, that file electronically with the Commission. The Commission’s website is www.sec.gov.

How can I communicate with Shoshone’s Board?
Shareholders interested in communicating directly with the Board of Directors may do so by writing to: Board of Directors, Shoshone Silver Mining Co., 403 7th Street, Ste. 207, Wallace, Idaho 83873. All such written correspondence is delivered to the Director or Directors to whom it is addressed or, if addressed generally to the Board, to all Directors.

AMENDMENT TO AMENDED ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED CAPITAL
(Proposal No. 1 on the Proxy Ballot)

The Board of Directors has adopted a Resolution declaring it advisable and in the best interests of the Company and the Company’s shareholders that the Company’s Amended Articles of Incorporation be amended to provide for an increase in the authorized number of the Company’s shares of common stock from 80 million shares to 200 million shares of stock. Such Resolution also recommends that such an amendment be approved and adopted by the Company’s shareholders and directs that such proposal be submitted to the Company’s shareholders at the Annual Meeting.

The Company’s Amended Articles of Incorporation currently authorize the issuance of a maximum of 80 million shares of common stock. If the Board of Directors’ proposal is approved by the Company’s shareholders, the Board of Directors would have the authority to issue up to 200 million shares of common stock to such persons, and for such consideration, as the Board of Directors may determine without further action by shareholders except as may be required by law.

As of February 10, 2009, there were 22,063,179 shares of common stock issued and outstanding. In addition, 12,145,306 common shares have been reserved for transfer to shareholders of Kimberly Gold Mines, Inc. pursuant to the approved Shoshone Silver Mining Co. –Kimberly Gold Mines, Inc. acquisition.

Accordingly, only 45,791,515 shares of common stock remain unissued and not reserved for any specific purpose.

The Board of Directors has proposed the increase in the authorized capital stock to provide shares which could be used for a variety of corporate purposes, including exploration and development of Lakeview District projects and other properties controlled by the Company, acquisitions, mergers, the raising of additional capital, and implementation of incentive and other option plans that may be deemed in the Company’s best interest. While the Board of Directors believes it important that the Company has the flexibility that would be provided by having additional authorized capital stock available, the Company does not currently have any binding commitments or arrangements that would require the issuance of such stock. The Board of Directors believes it would be in the Company’s best interest, however, to have such additional shares of authorized capital stock available to enable it to take advantage of opportunities for possible future acquisitions and raising capital for future development and operations. It is also possible that additional capital stock that would be authorized by the proposed amendment could be issued in a transaction that might discourage offers by takeover bidders or make such offer more difficult or expensive to accomplish, although the Board of Directors has no current plans for any such use of capital stock.

The amendment to the Amended Articles of Incorporation will become effective upon approval by the majority of the shares voting on the proposal and the filing of the Amendment to the Amended Articles of Incorporation with the Secretary of State of Idaho. Such Articles of Amendment would amend Article 5 of the Company’s Amended Articles of Incorporation to read as follows:

The authorized capital stock of this corporation shall consist of Two Hundred Million (200,000,000) shares of common stock with a par value of ten cents (.10) per share. The Board of Directors of the corporation may from time to time authorize by resolution the issuance of any or all shares of the common stock herein authorized for such purposes, in such amounts to such persons, corporations or entities, and for such consideration, as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The common stock, after the amount of the subscription price or par value, whichever is greater, has been paid in, shall not be subject to assessment to pay the debts of the corporation. Stockholders do not have any preemptive rights to acquire the corporation’s shares of common stock.

If approved by the shareholders, the Company anticipates that such Amendment to the Amended Articles of Incorporation will be filed as soon as practicable.

Ability of the Board to Issues Shares; Certain Issuances Requiring Shareholder Approval

If the amendment is approved by the shareholders, the additional common shares authorized by the amendment may be issued from time to time upon authorization by the Board of Directors, without further approval by the shareholders unless required by applicable law, rule or regulation. Shares may be issued for such consideration as the Board of Directors may determine and as may be permitted by applicable law.

Certain Effects of the Amendment

The Company could use the additional common shares for potential strategic transactions, including, among other things, acquisitions, spinoffs, strategic partnerships, joint ventures, restructurings, divestitures, and business combinations and investments, although the Company has no present plans to do so. The Company cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance shareholder value or that they will not adversely affect the Company’s business or the trading price of the common shares. Any such transaction may require the Company to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect the Company’s business and financial results.

The increase in authorized common shares is not being proposed as a means of preventing or dissuading a change in control or takeover of the Company. However, use of these shares for such a purpose is possible. Authorized but unissued or unreserved common shares and preferred stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of the Company or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. In addition, the increase in authorized common shares, if approved, may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. The Board of Directors and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of common shares.

The holders of common shares are not entitled to preemptive rights with respect to the issuance of additional common shares or securities convertible into or exercisable for common shares. Accordingly, the issuance of additional common shares or such other securities might dilute the ownership and voting rights of shareholders.

The proposed amendment to the Amended Articles of Incorporation does not change the terms of the common shares. The additional common shares for which authorization is sought will have the same voting rights, the same rights to dividends and distributions, and will be identical in all other respects to the common shares now authorized.

The Board of Directors believes the adoption of the proposed amendment is in the best interest of the Company and its shareholders and recommends that you vote FOR this amendment.

ELECTION OF DIRECTORS
(Proposal No. 2 on the Proxy Ballot)

The Board of Directors of the Company is currently comprised of four members. All Directors serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their earliest resignation, removal or death. The Board of Directors has nominated the following four persons for election as Directors at the Annual Meeting. All of these nominees currently serve as Directors of the Company.

Remuneration of Directors and Officers and Security Ownership of Management and Certain Securityholders is incorporated by reference to the Company’s y.e. September 30, 2008, SEC Form 10-K (www.SEC.gov, File No. 00031184) (Annual Report enclosed).

Carol Stephan currently serves as Chairman of the Board and Director of Shoshone Silver Mining Co. With over 30 years of experience in the mining and timber industries, Mr. Stephan also serves as Secretary and Treasurer of several small mining companies. In addition, Ms. Stephan owns and operates businesses in Idaho. Ms. Stephan attended college in Orange County, California, where she studied business administration. For many years, Ms. Stephan has accumulated an impressive amount of knowledge gained from courses relating to mining, securities, finances, and business management. Further education includes a music background.

Lex Smith, President and Director, has been President of Shoshone Silver Mining Co. since 2003. He is a mining consultant for the Lehman, Lee & Xu Law Firm in Beijing, China, and has served as a consultant and project manager for the firm for over 10 years. Mr. Smith entered the mining business in 1993 as field manager and owner of claims in Montana. Mr. Smith has served as the President and Director of the Silver Valley Mining Association since its inception in 2003, and currently also serves as Vice-President and Director of Natural Resources Education Outreach, an Idaho non-profit corporation.

Melanie Farrand, Treasurer and Director, has worked in record keeping and finance in the mining industry for the past six years. She also serves on the Board of Directors of several mining companies. Previously she was the office manager for a land surveying company for ten years, responsible for payroll, bookkeeping and research. Ms. Farrand is currently serving as a Director and Officer of Shoshone Silver Mining Co.

Edward Lehman, Director, is the Managing Director of Lehman, Lee & Xu Law Firm (www.lehmanlaw.com), one of the top 3 commercial law firms in China, with offices throughout mainland China and branches in Hong Kong, Macau, and Mongolia. Based in Beijing, Mr. Lehman specializes in the legal aspects of doing business in China. He advises foreign companies on joint ventures, wholly owned subsidiaries and holding companies, technology, licensing, engineering and construction projects, and the financing of such projects, as well as the protection of intellectual property rights in transactions and projects in China, and on mining law. Among other degrees and certificates, Mr. Lehman holds a Juris Doctor degree from Loyola University of Chicago. Mr. Lehman was admitted to the Illinois bar in 1986, and has been admitted to the Illinois Supreme Court; U.S. Court of International Trade; U.S. Court of Appeals for the Armed Forces; U.S. Tax Court; U.S. Supreme Court, U.S. District Court, and U.S. Court of Appeals.

The Board of Directors recommends a vote FOR all four nominees for Director.

RATIFICATION OF THE SELECTION OF AUDITORS
(Proposal No. 3 on the Proxy Ballot)

Williams and Webster PS, Independent Certified Accountants, have audited the financial statements of the Company since fiscal year 2000, and the Board of Directors has selected them as auditors again for fiscal year 2008 - 2009. If the shareholders should fail to ratify the selection of Williams and Webster as auditors, the Board of Directors will consider the selection of another accounting firm. A representative of Williams and Webster is not expected to be present at the 2009 Annual Meeting. Therefore, Williams and Webster will not have the opportunity to make a statement or respond to questions.

The Board of Directors recommends a vote FOR the ratification of the selection of auditors.

OTHER BUSINESS

No other business is intended to be brought before the 2009 Annual Meeting by the Board of Directors, nor is the Board of Directors aware of any business to be brought before the 2009 Annual Meeting by others. If, however, any other business properly comes before the Annual Meeting, the enclosed Proxy Ballot authorizes the person named in the Proxy Ballot to vote on such other business at their discretion.

EXPENSES

All expenses incurred in connection with the solicitation of Proxies will be borne by the Company. The Company will reimburse brokers, fiduciaries and custodians for their costs in forwarding Proxy materials to beneficial owners of common stock held in their names.

Directors, officers, and employees of the Company may also solicit Proxy Ballot by mail, electronic mail, telephone, and personal contact, but they will not receive any additional compensation for these activities.

By the Order of the Board of Directors.	/s/ Lex Smith
Lex Smith, President

Dated: April 2, 2009

Shoshone Silver Mining Co.	403 – 7th Street, Suite 207, Wallace, Idaho 83873

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	PROXY

The undersigned holder of shares of common stock of SHOSHONE SILVER MINING CO. (the “Company”) hereby appoints Carol Stephan and Lex Smith, and each of them, with power of substitution, as proxy of the undersigned, to attend the 2009 Annual Meeting of Shareholders of the Company to be held on May 28, 2009, and any postponements or adjournments thereof, and to vote all shares of common stock of the Company the undersigned would be entitled to vote if personally present as follows:

Note: Please sign this Proxy exactly as your name(s) appears on the label. Joint owners should each sign personally. If signing as Attorney, Executor, Administrator, Guardian or Trustee, please list full title. If a corporation, please provide the full corporate name and have a duly authorized officer or officers sign on behalf of the corporation and list full title(s). If your address is incorrect or the zip code is missing, please indicate corrections or provide the zip code to facilitate future mailings.

The shares represented by this Proxy will be voted at the 2009Annual Meeting in accordance with any specifications made. If no specification is made, such shares shall be voted in favor of each matter set forth below. As to any other matters which may properly come before the 2009 Annual Meeting, the undersigned hereby confers authority upon said Proxies to vote in their discretion.

VOTING INSTRUCTIONS

Please complete, sign, date and return this Proxy Ballot promptly by facsimile (208) 556-0325, or by mail using the enclosed envelope to the Company at the address set forth above. You may also cast your Proxy Ballot on line at Shoshone’s website at www.shoshonesilvermining.com. Once you have entered the Company’s Home Page, please follow the Web Administrator’s directions to cast your Proxy Ballot. You will need to reference the six digit number which appears above your name on the attached label.

The Board of Directors recommends a vote FOR (1) the increase of Capital Stock to 200,000,000 shares; (2) the election of each nominee for Director; and (3) the ratification of Williams and Webster PS as auditors for the fiscal year 2008-2009.

Place “X” Only in One Box for each item:

1.	Increase of Capital Stock to 200,000,000 Shares
[ ] For Increase in Shares
[ ] Against Increase in Shares
[ ] Abstain

2.	Election of Directors	Nominees:
	[ ] For All Nominees	Carol Stephan
	[ ] Withhold All Nominees	Lex Smith
	[ ] For All Except as Listed Below:	Edward Lehman
Melanie Farrand

3.	Ratification of Auditors
	[ ] For	Ratification of selection of
	[ ] Against	Williams & Webster PS
	[ ] Abstain	as auditors for fiscal year 2008-2009

(Printed Name)	Date: April 2, 2009

(Signature)

(Joint Signature)

Return via fax to: (208) 556-0325	On line voting: www.shoshonesilvermining.com